Barfresh Completes $5.275 Million Equity Financing To Accelerate Growth

Company Expands Institutional Fund Ownership of Common Stock with Raise

Denver, CO - March 16, 2015 – Barfresh Food Group, Inc. (“Barfresh”) (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages, today announced that it has closed a $5.275 million private placement of common stock and warrants to new institutional and accredited investors.

Under the terms of the funding transaction, Barfresh sold 10,550,000 common shares for $0.50 per share, along with warrants to purchase up to an aggregate of 5,275,000 shares of common stock at an exercise price of $0.60 per share. The warrants will expire in five years and could represent an additional $3.165 million if exercised in cash.

This financing will provide Barfresh with additional working capital to rapidly scale new contracts and expand its operations to meet demand for its unique line of Smoo® blended beverages. Barfresh’s proprietary Smoo® system uses controlled, pre-packaged portions to deliver freshly made, all natural, frozen beverages that are quick, cost-efficient and do not require significant equipment or space to produce. Unlike traditional methods, the all-in-one Smoo® packs have everything needed to produce a flavorful, fresh smoothie, frappe or shake, including ice. The Smoo® system results in virtually no waste and allows for simple, low-cost inventory management.

“We have recently entered into new distribution partnerships, expanded existing partnerships, enhanced our product line and made key hires on our management team,” said Riccardo Delle Coste, CEO of Barfresh. “This funding will allow us to accelerate our growth strategy and satisfy the growing demand for our products by expanding our footprint and enter into additional distribution partnerships, both in the U.S. and abroad.”

Wunderlich acted as an advisor and placement agent on the raise. Libertas Law Group of Los Angeles, California acted as legal counsel to Barfresh.

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributer of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains in the quick serve restaurant, fast casual and casual dining sectors. The company’s proprietary, U.S. patent-pending system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made smoothies that are quick, cost efficient and without waste. For more information, please visit www.barfresh.com/us.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

Liolios Group Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BRFH@liolios.com